UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 21, 2008

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California	91342
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 21, 2008, QPC Lasers, Inc. (the “Company”) began sending written notices to debenture and warrant holders announcing a reset of the conversion price of its 10% Secured Convertible Debentures due May 22, 2009, 10% Secured Convertible Debentures due April 16, 2009, 10% Secured Convertible Debentures due in May 2011 and 10% Secured Convertible Debentures due in July 2011, and the exercise price of its common stock purchase warrants issued in connection with the debenture financings to $0.2561. The adjustments are being made under the debentures due in May and April 2009 and the common stock purchase warrants issued in connection therewith pursuant to a Milestone Adjustment for the milestone period ending June 30, 2008 and under the debentures due in May and July 2011 and the common stock purchase warrants issued in connection therewith pursuant to the anti-dilution provisions of such debentures and warrants. Copies of the notices to the debenture and warrant holders are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1
Notice to holders of the Company’s 10% Secured Convertible Debentures due May 22, 2009, 10% Secured Convertible Debentures due April 16, 2009 and common stock purchase warrants issued in connection with the debenture financing regarding adjustments to conversion price of debentures and exercise price of warrants.

99.2
Notice to holders of the Company’s 10% Secured Convertible Debentures due in May 2011, 10% Secured Convertible Debentures due in July 2011 and common stock purchase warrants issued in connection with the debenture financing regarding adjustments to conversion price of debentures and exercise price of warrants.

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: August 21, 2008	By:	/s/ George Lintz
George Lintz Chief Financial Officer